SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) AUGUST 15, 2001

OMNIPOINT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14419	04-2969720

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 SE 38th Street, Bellevue, Washington	98006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (425) 378-4000

Not Applicable
(Former Name or Former Address, if Changes Since Last Report)

Item 5. Other Events.
Item 7. Exhibits
SIGNATURES
Exhibit List
Exhibit 99.1
Exhibit 99.2

Item 5. Other Events.

     On August 15, 2001, Omnipoint Corporation, a Delaware corporation and a subsidiary of VoiceStream Wireless Corporation, a Delaware corporation, issued notices of redemption to redeem on September 14, 2001 (the “Redemption Date”), all of its outstanding 11 5/8% Senior Notes due 2006 at a redemption price of 105.81%, together with accrued and unpaid interest to the Redemption Date, and all of its 11 5/8% Series A Senior Notes due 2006 at a redemption price of 105.81%, together with accrued and unpaid interest to the Redemption Date. The aggregate principle amount of 11 5/8% Senior Notes and 11 5/8% Series A Senior Notes outstanding is $4,582,000.

     Additional information about the transactions is included in the Notice of Redemption relating to the 11 5/8% Senior Notes due 2006 attached hereto as exhibit 99.1 and the Notice of Redemption relating to the 11 5/8% Series A Senior Notes due 2006 attached hereto as exhibit 99.2, each of which is incorporated herein by reference.

Item 7. Exhibits

Exhibit No.

99.1	Notice of Redemption relating to the Senior Notes due 2006.

99.2	Notice of Redemption relating to the Series A Senior Notes due 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNIPOINT CORPORATION (Registrant)

Date August 17, 2001	By	/s/ Donald Guthrie (Signature) Donald Guthrie, Vice Chairman

Exhibit List

Exhibit No.	Description

99.1	Notice of Redemption, dated as of August 15, 2001, issued by the Company pursuant to the provisions of the Indenture, dated August 27, 1996, between the Company and HSBC Bank USA (formerly known as Marine Midland Bank), as Trustee

99.2	Notice of Redemption, dated as of August 15, 2001, issued by the Company pursuant to the provisions of the Indenture, dated December 2, 1996, between the Company and HSBC Bank USA (formerly known as Marine Midland Bank), as Trustee